SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2005

IBERIABANK CORPORATION

(Exact name of Registrant as Specified in Charter)

Louisiana	0-25756	72-1280718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Congress Street, Lafayette, Louisiana 70501

(Address of Principal Executive Offices)

(337) 521-4003

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On July 20, 2005, the Registrant announced its results of operations for the quarter and six months ended June 30, 2005. A copy of the related press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure

On July 20, 2005, the Registrant confirmed comfort with its previously stated range of $4.05 to $4.15 per share for 2005 fully diluted earnings per share (“EPS”), exclusive of one-time merger related costs associated with the acquisition of American Horizons Bancorp, Inc. and the impact of potential changes in accounting rules. This EPS comfort range is based on management’s current information, estimates and assumptions. One fundamental assumption is the projected continuing flattening of the yield curve in 2005 as presented in current forward interest rate curves.

A copy of the related press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01 Other Events

On July 21, 2005, the Registrant announced the declaration of a five-for-four stock split in the form of a 25% stock dividend. The additional shares will be payable August 15, 2005 to shareholders of record as of August 1, 2005. Participants in the Company’s Dividend Reinvestment Plan will receive fractional shares credited to their accounts. All other fractional shares will be paid in cash.

A copy of the related press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits. The exhibits listed in the exhibit index are furnished pursuant to Items 2.02, 7.01 and 8.01 as part of this Current Report on Form 8-K and is not to be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IBERIABANK CORPORATION

DATE: July 21, 2005	By:	/s/ Daryl G. Byrd
Daryl G. Byrd
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number
99.1	Press Release dated July 20, 2005, issued by the Registrant.

99.2	Press Release dated July 21, 2005, issued by the Registrant.